Exhibit 10.24

Strategic Acquisition Agreement

OF

[VIE ENTITY]

AND

SHAANXI TECHTEAM JINONG HUMIC ACID

PRODUCT CO., LTD.

INDEX

Chapater i Definition and interpretation		4

Article 1	Definition	4

Chapater ii Entrust and pledge shares		5

Article 2	Share entrust and pledge	5
Article 3	Acquisition price	5
Article 4	Pre-requisite conditions for the payment of the transfer price and closing	5
Article 5	Payment	6
Article 6	Tax payable	6

Chapater iii Representations and warranties of all parties		7

Article 7	Representations and warranties of all parties	7

Chapater iv Disclosures, representations and warranties of the targets		7

Article 8	Disclosures, representations and warranties of the targets	7
Article 9	General representations and warranties of targets	8
Article 10	Ownership	8
Article 11	Special representations and warranties of the targets	9

Chapater v Disclosures, representations and warranties of jinong		12

Article 12	Disclosures, representations and warranties of the jinong	12

Chapater vi Employees		12

Article 13	Employees	12

Chapater vii Confidentiality		13

Article 14	Confidentiality	13

Chapater viii Breach of agreement		14

Article 15	Liabilities for violation of representations or warranties	14
Article 16	Liabilities for breach of agreement	14

Chapater ix Force majeure		15

Article 17	Force majeure	15

Chapater x Resolution disputes		15

Article 18	Arbitration	15
Article 19	Validity of arbitral award	15
Article 20	Continuation of rights and obligations	15

1

2

Strategic Merger and acquisition Agreement

This Strategic Acquisition Agreement (hereinafter referred to as the “Agreement”) was made as of 30 June 2016 by and among the following Parties in Xi’an:

(1)	Party A: Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. (hereinafter referred to as “Jinong”),a company incorporated under PRC law, with its legal address registered at 3/F, A Block, Industry Office Tower, A District, No.181 South Taibai Road, Xi’an City, Shaanxi province, PRC and its legal representative is Guo Ming;

(2)	Party B: [Shareholder]

(3)	Party C: [Shareholder]

Party B and Party C are hereinafter collectively referred to as “Targets”, and Targets and Jinong are hereinafter collectively as “Parties” and individually referred to as a “Party”.

WHEREAS,

(1)	Party B holds 94.9% equity interests of [VIE Entity] (hereinafter referred to as “[VIE Entity]”) and Party C holds 5.1% equity interests of [VIE Entity]. Party B and Party C can exercise all of their full rights as the shareholders of [VIE Entity];

(2)	Both Party B and Party C agree to entrust and pledge all (100%) equity interests they collectively hold of [VIE Entity] to the Jinong in accordance with terms and conditions as stipulated hereunder (hereinafter referred to as “Entrust and Pledge Shares”) ;

(3)	The Jinong agrees to accept the transfer of all (100%) equity interests held by

Targets of [VIE Entity] in accordance with the terms and conditions as stipulated hereunder.

Now, THEREFORE, in principle of equality and mutual benefits, through friendly negotiation, Parties hereto agree to reach, in accordance with Company Law of People’s Republic of China, Provisional Rules for Domestic Investment by Foreign-Invested Enterprise and other applicable PRC laws and regulations, the following agreement.

3

Chapater I Definition and Interpretation

Article 1 Definition

Unless otherwise prescribed and stipulated, the following terms defined in this Agreement shall have the meanings set forth as follows:

“[VIE Entity]” refers to [VIE Entity] , under registration number [Registration Number].

“PRC” means, for purpose of the Agreement, People’s Republic of China, excluding Hong Kong, Taiwan and Macau.

“Claim” means claims, actions, demands, proceedings judgments liabilities, damages amounts, costs and expenses (including legal costs and disbursements) whatsoever and howsoever arising.

“Signing Date” means the date on which this Agreement is signed.

“Encumbrance” means any mortgage, assignment, lien, charge, pledge, title retention, right to acquire, security interest, option, pre-emptive right, and any other restriction and conditions whatsoever including:

(i)   any interest or right granted or reserved in or over or affecting the Entrust and Pledge Shares for Transfer; or

(ii)   the interest or right created or otherwise arising in or over the Entrust and Pledge Shares for Transfer under a fiduciary transfer, charge, lien, pledge, power of attorney or other form of encumbrance; or

(iii)  any security over the Entrust and Pledge Shares for Transfer for the payment of a debt or any other monetary obligation or the performance of any other obligation.

“Material Adverse Change” means (1) Any investigation (would likely cause [VIE Entity] subject to an administrative penalty) or penalty on [VIE Entity] by governmental authorities; (2) Any law suit, arbitration or any other judicial proceedings involving [VIE Entity]; (3) Any change would cause or reasonably may cause material adverse effect on the finance, business, assets, liabilities, results of operation, or prospects of [VIE Entity] .

“RMB” means the lawful currency of China.

“Third Party” means any natural person, legal person, other organization or entity, other than Parties hereto.

“Business Day” means any day on which all banks in Beijing are open for business.

4

Chapater II Entrust and pledge Shares

Article 2 Share Entrust and Pledge

Pursuant to the terms stipulated in this Agreement, the Targets hereby agree to transfer to Jinong and Jinong agrees to accept from Targets the Entrust and Pledge Shares being one hundred percent (100%) of the equity interests of [VIE Entity] with all the rights and obligations of and attaching to the Entrust and Pledge Shares for transfer including, but not limited to, general rights thereof, all the rights to receive dividends and to receive or subscribe for shares (if any) declared, paid or issued by [VIE Entity] (if any), and free of any Claim or Encumbrances.

Article 3 Acquisition Price

3.1	Targets and Jinong after consultations have finally determined that the Acquisition Price for the Entrust and Pledge Shares shall be RMB [●] and [●] convertible note (hereinafter referred to as “Acquisition Price”);

3.2	Terms of Payment

3.2.1	The Jinong shall pay RMB [●] and [●] convertible note to the Targets after the Targets meet all pre-requisite conditions set forth in Appendix I (VIE Agreements) of this Agreement and [VIE Entity] are free of any material adverse change from Signing Date to Settlement Date (as defined in Article 5.1).

Article 4 Pre-requisite Conditions for the Payment of the Acquisition Price and Closing

4.1	Under this Agreement, the pre-requisite conditions for the payment of the Acquisition Price are: (1) The Targets shall meet all pre-requisite conditions set out in Appendix I attached to the VIE Agreements and Convertible Notes Agreement , and (2) [VIE Entity] is free of any material adverse change from the Signing Date to Settlement Date (as defined in Article 5.1).

4.2	The parties hereby confirm that the fulfillment of obligations that Targets shall assume pursuant to Appendix I of this Agreement shall be subject to the written confirmation by the Jinong. The pre-requisite conditions set forth in Appendix I attached to the Agreement shall not be deemed as having been satisfied until the Targets obtain the written confirmation issued by the Jinong.

5

4.3	In the event that any of the conditions set forth in Article 4.1 have not been satisfied or implemented, and Jinong has not indicated its waiver of the said conditions or any one of them, in writing, Jinong shall not be obliged to pay the Transfer Price to Targets.

4.4	The Targets and the Jinong hereby agree that the closing date shall be the date on which [VIE Entity] completes the share transfer registration with the local Administration Bureau for Industry and Commerce that the Jinong becomes the sole registered shareholder of [VIE Entity] (“Closing Date”).

Article 5 Payment

5.1	The Jinong shall pay RMB [●] and [●] convertible note to the bank accounts designated by the Targets in three business days after the date when the Targets meet all the pre-requisite conditions set forth in Appendix I. The settlement date shall be the date when the Jinong pays the Acquisition Price to the Targets (“Settlement Date”).

5.2	The Targets shall issue to Jinong the evidential document of the payment received within five (5) business days.

5.3	Within three(3) business days from the Closing Date, the Targets shall hand over all materials to the Jinong or the representative designated by the Jinong, or the Targets shall require relevant institutions or persons to transfer all materials of [VIE Entity] includes, but not limited to the official seal, financial seal, Agreement seal, account information, all accounting voucher, account book (including but not limited to personal seal and signature pre-submitted by [VIE Entity] to the bank changed to the personal seal and signature of the person designated by the Jinong), all official documents, licenses, permissions and client information relating to the business of [VIE Entity], all Agreements and agreements signed by [VIE Entity], staff information, technical data and other relevant materials, and to take any measures to ensure the Jinong to control all assets and business operation of [VIE Entity].

Article 6 Tax Payable

Any taxes or fees arising out of and payable pursuant to the fulfillment of the terms of this Agreement by each of Targets and Jinong shall be payable by the respective Party which is liable for the taxes or fees under the provisions of relevant laws and regulations of China.

6

Chapater III Representations and Warranties of All Parties

Article 7 Representations and Warranties of All Parties

7.1	Targets and Jinong confirm that from the Signing Date this Agreement shall be a document having legal binding effect on all Parties.

7.2	At the time of signing this Agreement, Targets and Jinong state that the documents and information provided to any other Party or their agencies (including without limitation to the lawyers, appraiser, financial consultants, etc.) prior to the Signing Date shall remain effective and confirm that where there are discrepancies therein with the terms of this Agreement, this Agreement shall prevail.

7.3	Targets and Jinong hereby agree that the Agreements or documents pertaining to the share transfer entered into between all Parties prior to this Agreement shall lapse automatically upon this Agreement coming into effect.

7.4	Targets commitments: to ensure that have a minimum of 10% of annual compound growth rate within the three years after the closing date.

7.5	All Parties to this Agreement agree to strive jointly in coordinating the work pertaining to the transfer of the Entrust and Pledge Shares, including but not limited to registration and filing of record, etc., and the expenses arising therefrom shall be borne by [VIE Entity].

Chapater IV Disclosures, Representations and Warranties of the Targets

Article 8 Disclosures, Representations and Warranties of the Targets

The Targets hereby jointly represent and warrant to the Jinong that:

8.1	All information and facts relating to [VIE Entity] that are in the possession of the Targets or are known to any of the Targets which will have a substantive and adverse effect on the Targets’ ability to fulfill any of its obligations in this Agreement or when disclosed to the Jinong shall have a substantive effect on the willingness of the Jinong to sign and fulfill its obligations under this Agreement, have been disclosed to the Jinong and the information provided by Targets to Jinong does not contain any representation that is untrue or misleading.

8.2	No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against Targets that will materially affect its ability to sign this Agreement or fulfill its obligations under this Agreement.

7

8.3	Regarding the documents and information provided by Targets to Jinong and/or Jinong’s agencies (including but not limited to the lawyers, appraiser, financial consultants, etc.) prior to the Signing Date, Targets hereby jointly undertake that:

8.3.1	all copies made from original documents are true and complete and that such original documents are authentic and complete;

8.3.2	all documents provided to Jinong and/or Jinong’s agencies as originals are authentic and complete;

8.3.3	all signatures appearing on documents provided to Jinong and/or Jinong’s agencies as originals or copies of originals (seal) are genuine;

8.3.4	Targets have drawn to the attention of Jinong and/or Jinong’s agencies all matters that are material for Jinong to proceed with the transaction as contemplated in this Agreement.

8.4	The Targets agree to sign Non-Competition Agreements with [VIE Entity]; to ensure that the major management personnel and technical personnel of [VIE Entity] would sign Non-Competition Agreements with [VIE Entity], which shall provide that: without the prior consent in writing by the Jinong, such persons shall not be allowed to operate the business the same as or similar to the industry that [VIE Entity] and its clients or suppliers engage in, or other industries that are in competition with [VIE Entity], or hold any equity interests of the entities mentioned hereinabove, unless the business or equity holding is via [VIE Entity].

Article 9 General Representations and Warranties of Targets

9.1	Party B, Party C and Party D are PRC citizens with all civil abilities to enter into this Agreement and fulfill all of their obligations stipulated herein. Signing this Agreement and fulfilling all of their obligations stipulated herein by Party B, Party C and Party D shall not contravene or result in the violation of or constitute a failure to fulfill or an inability to fulfill any of the stipulations in any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any Agreement or agreement that Party B, Party C or Party D is a party to or is bound by.

Article 10 Ownership

10.1	The Targets are the legal owners of the Entrust and Pledge Shares and have full authority and right to transfer the Entrust and Pledge Shares to Jinong.

8

10.2	The Targets hereby jointly undertake and warrant up to and including the Settlement Date that the Entrust and Pledge Shares are not subject to any Claims or Encumbrances (including but not limited to any form of option, acquisition right, mortgage, pledge, guarantee, lien or any other form of Third Party rights).

10.3	No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against any of Targets that will materially affect its ability to sign this Agreement or fulfill its obligations under this Agreement.

Article 11 Special Representations and Warranties of the Targets

The Targets hereby specially represent and warrant to the Jinong that:

11.1	[VIE Entity] is the legal entities that have been duly established in accordance with PRC laws and they are validly and legally in existence and also operating normally pursuant to PRC laws and regulations. The registered capital of [VIE Entity] has been fully paid and is free of any false capital contribution, overrated capital contribution and flight of capital contribution.

11.2	The Targets hereby jointly ensure that [VIE Entity] legally and effectively own the land use right, plants, machinery equipments and other assets currently used by them. The Targets warrant that they will take any and all measures to ensure [VIE Entity] legally obtain the right to use all land and obtain the ownership of all buildings with any right encumbrances, which shall not be subject to time and shall remain effective after the Closing. The Targets shall assume the joint and several liabilities in case of any losses suffered by [VIE Entity] or the Jinong or any administrative penalties imposed by the governmental authorities due to any causes mentioned hereinabove after the share transfer under this Agreement and indemnify the Jinong for all losses arisen thereto.

11.3	There has not been and is not any investigation, prosecutions, disputes, claims or other proceedings (whether current, pending or threatened) in respect of [VIE Entity], nor [VIE Entity] has been punished or Targets can foresee any punishment to be made by any administrative authorities of the PRC before the share transfer under this Agreement except for those disclosed to the Jinong prior to Closing Date. The Targets have fully disclosed all information of [VIE Entity] to the Jinong before the signing of this Agreement. The Targets hereby warrant that all tax, fees, charges, penalties and expenses payable to or required to pay to any PRC governmental authorities have been fully paid. By the Signing Date of this Agreement, there has been no default in the payment of such tax, fees, charges, penalties and expenses, or any payable cost and/or expenses incurred by the correction of the default and/or inexpedient acts of [VIE Entity] required by any governmental authority. The Targets shall assume the joint and several liabilities in case of any losses, damages or any penalties suffered by [VIE Entity] or the Jinong due to any investigation, prosecutions, disputes, claims or other proceedings prior to the share transfer under this Agreement and shall fully indemnify the Jinong all losses arisen thereto.

9

11.4	The Targets warrant that [VIE Entity] has obtained all approvals, permissions, consents and fillings necessary to the production and the business operation, carried out businesses as stated in their business licenses, and executed Agreements and documents with legally binding effects. The Targets shall assume the joint and several liabilities in case of any losses, damages or any penalties suffered by [VIE Entity] or the Jinong due to any absence of the above-mentioned approvals, permissions, consents and fillings prior to the share transfer under this Agreement and shall fully indemnify the Jinong all losses arisen thereto.

11.5	The Targets hereby confirm and warrant that the production, operation and business of [VIE Entity] are in full compliance with the relevant PRC laws and regulations. The Targets shall indemnify and hold the Jinong and [VIE Entity] harmless against and from any losses or damages caused by any administrative penalties thereto prior to the signing of the Agreement.

11.6	The Targets shall assume jointly and severally liabilities to the Jinong and [VIE Entity] and hold the Jinong harmless for any undisclosed debts and the outstanding interest payable hereto.

11.7	The Targets hereby irrevocably confirm and warrant that the Jinong shall have right to appoint the financial staffs to [VIE Entity] from the date of signing the Agreement and all fiscal expenditure of [VIE Entity] shall be made upon the mutual consent in writing jointly by the financial staffs appointed by the Jinong and the financial staffs of the Targets from the Signing Date to the Settlement Date. The financial staffs of the Targets will withdraw from [VIE Entity] and hand over all financial materials to financial staffs appointed by the Jinong for their sole control at the Settlement Date.

11.8	The Targets hereby confirm and warrant that they will ensure the normal operation and management of [VIE Entity] prior to the Settlement Date and the operation, business and conditions of [VIE Entity] will be free of any material adverse change.

11.9	The Targets hereby irrevocably represent and warrant that [VIE Entity] has not made any equity investment on any other companies or entities by the Settlement Date. The Targets shall assume the joint and several liabilities in case of any losses or damages suffered by [VIE Entity] or the Jinong in respect of the undisclosed equity investment (if any) and shall fully indemnify the Jinong all losses arisen thereto.

10

11.10	The Targets hereby irrevocably represent and warrant that [VIE Entity] has not provided security (including but not limited to mortgage, pledge and guarantee) to any other companies, enterprises, entities or any natural person except for those disclosed in the Appendix II attached hereto. The Targets shall assume the joint and several liabilities in case of any losses or damages suffered by [VIE Entity] or the Jinong due to the undisclosed security (if any) and shall indemnify the Jinong all losses arisen thereto.

11.11	Prior to the signing of this Agreement, Targets have entirely disclosed all information regarding the debts assumed by [VIE Entity]. As of the Settlement Date, such information remains complete, authentic, accurate and true.

11.12	The Targets hereby confirm and guarantee that [VIE Entity] has paid up all taxes required by PRC laws and regulations prior to the Settlement Date. The Targets shall assume the joint and several liabilities for any unpaid taxes of [VIE Entity] (if any) and hold harmless the Jinong against and from any loss and damages arisen thereto.

11.13	The Targets hereby confirm and guarantee that all production lines of [VIE Entity] (no matter whether the project is completed or under construction) have obtained the necessary approvals from and registrations with relevant PRC governmental authorities, including, but not limited to, environmental impact assessment approval and the completion acceptance approval issued by local environmental protection authority, and the registration notice of production line construction issued by local development and reform bureau. Party B, Party C and Party D shall be jointly and severally liable to fully indemnify the Jinong in case of any administrative penalty suffered by [VIE Entity] arising from hereto after the Share Transfer of this Agreement.

11.14	The Targets irrevocably hereby confirm and guarantee that the craftwork and technology [VIE Entity] adopt currently and the intellectual property owned by them before the Settlement Date including, but not limited to trademarks and know-how are in full compliance with relevant PRC laws, regulations, standards or criterion, and free of any infringement of the patent and know-how of Third Party. The Targets shall be jointly and severally liable to fully indemnify the Jinong in case of any penalty, damages or losses suffered by [VIE Entity] arisen from such infringement (if any).

11.15	The Targets hereby irrevocably guarantee that [VIE Entity] will register with the W Administrative Bureau after the closing date.

11

11.16	The Jinong is entitled to require the Targets to undertake the joint and several liabilities and indemnify and hold harmless the Jinong against and from any direct and indirect losses or damages in case of any infringement of any representations and warranties stated hereinabove by the Targets, [VIE Entity], or in case that the Targets fails to meet any or all pre-requisite conditions set forth.

Chapater V Disclosures, Representations and Warranties of Jinong

Article 12 Disclosures, Representations and Warranties of the Jinong

The Jinong hereby represents and warrants to the Targets that:

12.1	The Jinong is a legal entity that has been duly established and it is validly and legally in existence and also operating normally in accordance with the PRC laws.

12.2	The execution and performance of this Agreement by the Jinong will not contravene or result in the violation of or constitute a failure to fulfill or an inability to fulfill any of the stipulations of Jinong’s articles of association or its internal rules, any laws, regulations, stipulations, or any authorizations or approvals from any government body or department or any Agreement or agreement that the Jinong is a party to or is bound by.

12.3	No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against the Jinong that will materially affect its ability to sign this Agreement or fulfill its obligations under this Agreement.

Chapater VI Employees

Article 13 Employees

All existing staff and workers of [VIE Entity] upon the completion of the share transfer under this Agreement shall be employed by the Jinong. The terms and conditions of their employment including their remuneration for their employment shall be implemented in accordance with the stipulations of the labor laws and regulations. Thereafter, Board of Directors of [VIE Entity] will determine the staff numbers and working rules, etc., in consideration of business needs.

12

Chapater VII Confidentiality

Article 14 Confidentiality

14.1	All Parties agree unless otherwise provided for in another relevant confidentiality agreement that with regard to the confidential and exclusive information that have been disclosed to or may be disclosed to the other Parties by any Party to this Agreement pertaining to their respective businesses, or financial situations and other confidential matters, all Parties to this Agreement which have received the aforesaid confidential information (including written information and non-written information, hereinafter referred to as “Confidential Information”) shall:

14.1.1	Keep the aforesaid Confidential Information confidential;

14.1.2	Save for the disclosure of the Confidential Information by a Party to this Agreement to its employees solely for the performance of their duties and responsibilities, neither Party to this Agreement shall disclose the Confidential Information to any Third Party or any entity.

14.2	The provisions of the aforesaid Article 14.1 shall not apply to the following Confidential Information:

14.2.1	which was available to the receiving Party from the written record before the disclosing Party disclosed the information to the receiving Party and the written record can prove that the confidential information was already known to the receiving Party;

14.2.2	which has become public information by means not attributable to any breach by the receiving Party;

14.2.3	which was obtained, by the receiving Party from a Third Party not subject to any confidentiality obligation affecting the said Confidential Information.

14.3	As far as any natural person or legal entity which is a Party to this Agreement is concerned, notwithstanding that it has ceased to be a Party to this Agreement because of the transfer of its rights and obligations pursuant to the terms of this Agreement, the stipulations set forth in this Chapter VII shall remain binding on it.

13

Chapater VIII Breach of Agreement

Article 15 Liabilities for Violation of Representations or Warranties

15.1	If any representation or warranty made by any Party to this Agreement is found to be a material error, or if any fact that has or is likely to have a major or substantial effect on the signing of this Agreement by any Party has been omitted, or if any representation or warranty is found to be misleading or untrue in any material respect, the non-breaching Party shall be entitled to look to the Party (ies) in breach for full compensation for any loss, damage, cost or expense (including any attorneys’ fee and litigation and arbitration fee) arising from the erroneous, misleading or untrue representation or warranty of the Party (ies) in breach or arising from any other breach of any representation and warranty given by the Party (ies) in breach.

15.2	Each representation and warranty set forth in this Agreement is to be construed independently.

15.3	For the avoidance of doubt, the Targets hereby unconditionally and irrevocably agree and confirm that they shall be jointly liable for any liability for any breach of representation or warranty.

Article 16 Liabilities for Breach of Agreement

16.1	In the event of a breach committed by any Party to this Agreement, the said defaulting Party shall be liable to the other Party (ies) for any liabilities arising out of that defaulting Party’s breach of Agreement in accordance with the provisions of this Agreement and the laws and regulations of PRC. In case of breach of Agreement by all Parties hereto, a Party shall respectively assume liabilities for any loss or damage, or any other liabilities, arising out of its breach of Agreement, against other Parties.

16.2	In event that the Targets fail to meet any conditions set forth in Appendix I or violates any representation, warranty or obligations under this Agreement, without account of the intention or gross negligence of the Jinong, Targets shall pay RMB 100,000 to the Jinong, in addition to the compensation for any direct or indirect loss arising therefrom.

14

Chapater IX Force Majeure

Article 17 Force Majeure

17.1	The Force Majeure shall include earthquake, typhoon, flood, fire, war, political unrest and such special incidents or events that are deemed to be Force Majeure occurrences under the provisions of the relevant laws and regulations of PRC.

17.2	In the event of the occurrence of a Force Majeure event, the obligations of the Party to this Agreement affected by this Force Majeure event shall cease during the period of the Force Majeure event and any term or period set forth in this Agreement and to which the affected party is subject shall automatically be extended by a period equal to the term or period of the Force Majeure event, the period of extension shall be the same as the period of cessation of the obligations by reason of the Force Majeure event, and the said Party shall not be liable for any liabilities arising out of a breach of Agreement as provided for in this Agreement for the duration of the Force Majeure.

17.3	The Party claiming the occurrence of a Force Majeure event shall promptly inform the other Party (ies) in writing, and within seven (7) days thereafter, it shall provide sufficient evidence (issued by the notary organization) of the occurrence and the continuity of the Force Majeure event. It shall also do its best to eliminate the adverse effect of the Force Majeure event.

Chapater X Resolution of Disputes

Article 18 Arbitration

Any dispute arising out of this Agreement between the Parties to this Agreement shall firstly be resolved through friendly consultation. In the event that sixty (60) days after the commencement of the friendly consultations, the dispute cannot be resolved through such means, either Party may submit the dispute to the China International Economic and Trade Arbitration Commission in Beijing for arbitration in accordance with its prevailing valid arbitration rules.

Article 19 Validity of Arbitral Award

The arbitration award shall be final and shall be binding on all Parties to this Agreement. All Parties to this Agreement agree to be bound by the said award, and to act according to the terms of the said award.

Article 20 Continuation of Rights and Obligations

After a dispute has arisen and during its arbitration process, other than the disputed matter, all Parties to this Agreement shall continue to exercise their other respective rights stipulated in this Agreement, and shall also continue to fulfill their other respective obligations stipulated in this Agreement.

15

Chapater XI Applicable Law

Article 21 Applicable Law

The laws and regulations of the PRC shall govern and be binding on the establishment, validity, interpretation and execution of this Agreement. All disputes arising out of this Agreement shall be determined according to the laws of the PRC. In the event the laws of the PRC do not make provision for a certain issue relating to this Agreement, reference shall be made to general international business practice.

Chapater XII Miscellaneous

Article 22 Non-Waiver

The non-exercise or delay in the exercise of an entitlement stipulated in this Agreement by any Party to this Agreement shall not be regarded as a waiver of the said entitlement. Any single exercise or partial exercise of an entitlement shall not rule out any future re-exercise of the said entitlement.

Article 23 Transfer

Unless otherwise described and prescribed in this Agreement, neither Party to this Agreement shall transfer nor assign all or any part of this Agreement or transfer or assign that Party’s entitlement or obligations as stipulated in this Agreement.

Article 24 Amendment

24.1	This Agreement has been executed for the benefit of all Parties to this Agreement and their respective lawful successor(s) and assignees, and shall have legal binding effect on them.

24.2	This Agreement may not be amended verbally. Only a written document signed by all Parties indicating their consent to such amendment shall be effective.

16

Article 25 Severability

The invalidity of any term in this Agreement shall not affect the validity of the other terms in this Agreement.

Article 26 Language

This Agreement is written in both the Chinese Language and the English Language. In case of any inconsistency, the Chinese language shall prevail.

Article 27 Effectiveness of Text and Appendixes

27.1	The Agreement shall be effective from the execution of Parties hereof. The Agreement shall be written in six (6) original sets in Chinese, with Parties hereto and relevant administration for industry and commerce holding one (1) set respectively, and the remaining shall be kept by [VIE Entity] and the Jinong.

27.2	The Appendix to this Agreement shall form an integral part of this Agreement, and shall have the same effect as this Agreement.

Article 28 Notification

28.1	Unless otherwise specified and prescribed, any Party issuing any notification or written communication to the other Party (ies) according to the provisions of this Agreement shall have them written in the Chinese Language and shall send them as a letter by a courier service company, or by facsimile. Letters sent by a courier service company, will require a confirmation to be given seven (7) business days after handing over the notification or communication to the courier service company. Any notification or written communication sent in accordance with the stipulations of this Agreement shall be deemed to be effective on the date of receipt. If they are sent by facsimile, the date of receipt shall be deemed to be three (3) business days after transmission, subject to a facsimile confirmation report evidencing this.

28.2	All notices or communications shall be sent to the following addresses, unless and until any such address is changed by a written notice to the other Party:

Address of Party A:3/F, A Block, Industry Office Tower, A District, No.181 Taibainan Road,

Xi’an City, Shaanxi province, PRC

Tel: 029-88266368

Fax Number: 029-88231590

To: Guo Ming

Article 29 Entire Agreement

This Agreement constitutes the entire agreement of all Parties to this Agreement pertaining to the transaction agreed upon in this Agreement, and shall replace all the previous discussions, negotiations and agreements among all Parties to this Agreement in respect of the transaction of this Agreement.

(The remainder of this page is intentionally left blank)

17

IN WITNESS WHEREOF, the duly authorized representative of Party A, and Party B and Party C have signed this Agreement on the date first above written.

Party A: Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd.

(Seal)

Authorized Representative(Signature):

Party B: [Shareholder]

Signature:

Party C: [Shareholder]

Signature:

18

Appendix I VIE Agreements and Convertible Notes Agreements